UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      April 17, 2006  (April 11, 2006)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

         On April 11, 2006 and April 12, 2006, O’Sullivan Industries Holdings, Inc. and O’Sullivan Industries, Inc. completed the conditions precedent to the effectiveness of their modified second amended plan of reorganization and successfully emerged from bankruptcy. In connection with the effectiveness of our plan of reorganization, we entered into several new material agreements.

         Exit Loan Agreement. On April 11, 2006, we entered into a Loan and Security Agreement with Wachovia Bank, National Association. The loan agreement provides a five-year, asset-based revolving credit facility of up to $50 million, with a sub-facility of up to $15 million for letters of credit. O’Sullivan Industries, Inc. and O’Sullivan Industries - Virginia, Inc. are borrowers under the loan agreement, while Indebtedness under the loan agreement is guaranteed by O’Sullivan Industries Holdings, Inc. and O’Sullivan Furniture Factory Outlet, Inc. Obligations under the loan agreement are secured with first liens on substantially all of our assets. Under the loan agreement, borrowings bear interest, at our option, at either a LIBOR rate plus a margin or the prime rate plus a margin. The initial margins are 2.00% per annum for LIBOR loans and 0.50% per annum for prime rate based loans. The applicable margin may vary each calendar quarter starting with the quarter beginning October 1, 2006. The amount of the margin will vary based on the average unused availability under the loan agreement.

         The loan agreement contains representations, warranties and covenants similar to those in other asset-backed credit agreements, including limitations on borrowings, liens and dividends, obligations to deliver certain financial and other information, requirements to pay taxes, limitations on sales of assets, limitations regarding modification of corporate documents and changing lines of business and a requirement to maintain a fixed charge coverage ratio of at least 1.0 to 1.0. The loan agreement also has customary events of default, including failure to pay principal or interest, breaches of warranties or covenants, certain judgments rendered against O’Sullivan, bankruptcy of a borrower or a guarantor or a change in control of a borrower or a guarantor.

         On April 11, 2006, we borrowed approximately $27.3 million under the exit loan agreement , which we used to fund: (a) payments required in order to consummate our plan of reorganization, including payment of all amounts due under our DIP credit agreement, (b) fees and expenses associated with our modified second amended plan of reorganization, including those described above, and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of the loan agreement and related documents. In addition, $2.7 million of letters of credit are outstanding under the loan agreement. We expect to borrow an additional $6.7 million shortly to fund additional fees and expenses associated with our plan of reorganization. After these initial borrowings, we will be able to use borrowings under the loan agreement for general operating, working capital and other proper corporate purposes. We expect that our availability under the loan agreement, after the additional $6.7 million of borrowings, will be approximately $4.5 million.

         Senior Note Issuance Agreement. As a condition to the effectiveness of our plan of reorganization, on April 11, 2006 we also entered into a note issuance agreement with the holders of our senior secured notes, which were cancelled upon the effectiveness of our plan of reorganization, and Wilmington Trust Company, as Agent. Under the note issuance agreement, we issued variable rate senior secured notes in the aggregate principal amount of $10 million to the holders of our senior secured notes. Under the terms of the note issuance agreement, O’Sullivan Industries, Inc. issued the notes, while O’Sullivan Industries - Virginia, Inc., O’Sullivan Industries Holdings, Inc. and O’Sullivan Furniture Factory Outlet, Inc. guaranteed all of O’Sullivan Industries, Inc.’s obligations under the loan agreement. The note issuance agreement contains representations, warranties and covenants similar to those in the loan agreement with Wachovia.

The senior secured notes bear interest at a LIBOR rate plus 7.00%, payable quarterly, and mature on October 11, 2011. Under certain circumstances, interest is payable with additional notes, in which case the interest on the notes will be the LIBOR rate plus 8.50%. The senior secured notes are secured with liens on substantially all of our assets; these liens are junior to the liens securing the loan agreement.

Key Employee Retention Plan. Pursuant to Section 6.16 of the plan of reorganization, O’Sullivan’s key employee retention plan is effective. The purpose of the KERP is to ensure the continued retention of certain of our key employees through the conclusion of our restructuring process. Pursuant to the KERP, employees could potentially receive a total of approximately $1.1 million over time. In addition, there is a discretionary pool of up to $200,000 that can be awarded to other employees. Pursuant to the terms of the KERP, the key employees have been divided into two tiers, with one tier, consisting of four officers, potentially receiving a total amount equal to 37.5% of their annual salary, and a second tier, consisting of the remaining key managers, potentially receiving a total equal to 25.0% of their annual salary. The payments are divided into an incentive component and a retention component. Half of the retention portion of the payment earned was paid subsequent to the effectiveness of the plan of reorganization, and the remaining half will be paid on or about July 11, 2006. The first payment aggregated $224,000. The incentive portion of the plan will be based on EBITDA and net sales goals, equally weighted, and will be paid upon the earlier of (a) completion of our fiscal 2006 audit or (b) 90 days after the end of fiscal 2006 (subject to approval of the fiscal 2006 financial statements). The maximum amounts that our executive officers are entitled to receive under the KERP are as follows: Robert S. Parker, $375,000; Rick A. Walters, $131,250; Kelly D. Terry, $73,125; and Rowland H. Geddie, III, $56,775.

Stockholder Agreement. O’Sullivan Industries Holdings, Inc. has executed the Warrant Holder and Stockholder Rights Agreement, which, among other things, establishes and sets forth certain of the respective agreements of various persons (including those persons who are issued Restricted Stock under the Management and Director Equity Plan or acquire new O’Sullivan Industries Holdings, Inc. common stock either pursuant to the plan of reorganization, upon the exercise of the options to be granted pursuant to the Management and Director Equity Plan, or upon the exercise of the New Warrants) regarding certain rights and obligations associated with the potential ownership of the New O’Sullivan Industries Holdings, Inc. common stock on and after the Effective Date.

Registration Rights Agreement. Reorganized O’Sullivan Industries Holdings, Inc. also entered into the Registration Rights Agreement with certain holders of its new common stock. Pursuant to the registration rights agreement, certain holders of common stock of O’Sullivan Industries Holdings, Inc. will be entitled to require the registration of their common stock under the Securities Act of 1933, as amended.

Item 1.02                Termination of a Material Definitive Agreement.

         DIP Credit Agreement. With the effectiveness of our plan of reorganization, the obligations under our debtor-in-possession credit and security agreement with The CIT Group/Business Credit, Inc. became due. We paid all amounts due under the DIP credit agreement on April 11, 2006 with proceeds from the loan agreement, and CIT has released all of its liens and security interests under the DIP credit agreement.

         Stock Option Plans. The effectiveness of the plan of reorganization also resulted in the termination of our stock option plans and our deferred compensation plan. The stock option plans were the 1999 Series A Stock Option Plan, the 2000 Common Stock Option Plan, the 2001 Director Common Stock Option Plan and the 2004 Class A Common Stock Option Plan. All options outstanding under the plans were cancelled and terminated and no distributions were made with respect thereto under the plan. The bankruptcy court authorized us to reject our deferred compensation plan and the obligations to our participants in the plan. We are treating the outstanding amounts under the deferred compensation plan as unsecured obligations of O’Sullivan.

         Tax Sharing Agreement. The effectiveness of our plan of reorganization also resulted in the discharge and cancellation of O’Sullivans obligations under the Amended and Restated Tax Sharing Agreement dated July 19, 1997 between O’Sullivan Industries Holdings, Inc., RadioShack Corporation and TE Electronics L.P. and the related Settlement Agreement dated May 13, 2002. Pursuant to the plan, no distribution was or will be made with respect to the tax sharing agreement or the settlement agreement.

         O’Sullivan Industries Holdings, Inc. Senior Note. Pursuant to our plan of reorganization, the O’Sullivan Industries Holdings, Inc. 12% senior note due 2009 was also cancelled and discharged upon the effectiveness of our plan of reorganization. No distribution was or will be made with respect to the senior note.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See “Item 1.01, Entry into a Material Definitive Agreement” above, for information regarding our Loan and Security Agreement with Wachovia Bank, National Association and our note issuance agreement with Wilmington Trust Company, as Agent.

Item 3.02                Unregistered Sales of Equity Securities.

         In connection with the effectiveness our plan of reorganization, we are issuing securities to the holders of our 10.63% senior secured notes due 2008 and our 13.375% senior subordinated notes due 2009. These securities were issued in full satisfaction and discharge of our senior secured notes and senior subordinated notes.

›	Obligations under the $100 million principal amount of senior secured notes of O’Sullivan Industries, Inc. are receiving an aggregate of $10 million of variable rate senior secured notes of O’Sullivan Industries, Inc. (subordinate to the loan agreement) and ten million shares of new common stock of reorganized O’Sullivan Industries Holdings, Inc., representing 100% of the outstanding equity, subject to dilution upon the issuance of shares of restricted stock and the exercise of certain stock options under the equity compensation plan and the exercise of certain warrants issued to holders of our senior subordinated notes as described below.

›	Holders of O’Sullivan Industries, Inc.’s $96 million principal amount of senior subordinated notes will receive:

°	Series A warrants to purchase an aggregate of 526,316 shares of reorganized O’Sullivan Holdings common stock at a price of $7.06, which warrants will expire on the fourth anniversary of the effective date of the plan of reorganization; and

°	Series B warrants to purchase an aggregate of 554,017 shares of reorganized O’Sullivan Holdings common stock at a price of $9.81, which warrants will expire on the fifth anniversary of the effective date of the plan of reorganization.

         In accordance with our plan of reorganization, the issuance of the stock, notes and warrants was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code.

Item 3.03                Material Modification to Rights of Security Holders.

         In connection with the effectiveness of our plan of reorganization, the following classes of O’Sullivan Industries Holdings, Inc. stock were cancelled and did not, and will not, receive any distribution with respect thereto:

°	Senior preferred stock,
°	Series C junior preferred stock,
°	Series B junior preferred stock,
°	Options to purchase Series A junior preferred stock,
°	Class B common stock and
°	Class A common stock.

         As described above, all options and warrants to purchase shares of O’Sullivan Industries Holdings, Inc. stock were also terminated and cancelled and no distribution was or will be made with respect thereto.

         In addition, the O’Sullivan Industries Holdings, Inc. senior note was cancelled pursuant to the plan of reorganization and received no distribution. The O’Sullivan Industries, Inc. senior secured notes and senior subordinated notes were cancelled pursuant to the plan of reorganization and received the respective distributions described in “Item 3.02 Unregistered Sales of Equity Securities” above.

         See also “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year” below.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Pursuant to the provisions of Section 6.1 of our plan of reorganization, the following directors left our Board of Directors as of the effective date of our plan of reorganization: Keith E. Alessi, Richard D. Davidson, William J. Denton, Richard R. Leonard, Charles Macaluso, Robert S. Parker and Harold O. Rosser.

         The holder of a majority in interest of O’Sullivan Industries, Inc.’s senior secured notes has named, pursuant to the plan of reorganization, a new five-member Board of Directors for O’Sullivan Industries Holdings, Inc. and O’Sullivan Industries, Inc. as of the effective date of the plan. The new directors are:

         Eugene I. Davis. Since 1997, Mr. Davis is the Chairman and Chief Executive Officer of Pirinate Consulting Group, LLC, a privately held consulting firm specializing in turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities.

         James R. Malone. Mr. Malone is the founding managing partner of Qorval LLC. Qorval provides restructuring, turnaround, crisis and interim management services to underperforming companies. Prior to founding Qorval, Mr. Malone was a founding partner of Bridge Associates LLC and headed the crisis consulting team for INACom Corporation.

         Michael Ranson. Mr. Ranson is a Director of GoldenTree Asset Management L.P. GoldenTree will receive shares of O’Sullivan Industries Holdings, Inc. common stock pursuant to our plan of reorganization. Prior to joining GoldenTree, Mr. Ranson was a Vice President at American Capital Strategies, where he invested in debt and equity in middle market companies.

         Tom Shandell. Mr. Shandell is a founding partner of GoldenTree, where he is a portfolio manager, a member of GoldenTree’s investment committee and co-head of the firm’s Capital Solutions Group. Prior to joining GoldenTree, Mr. Shandell was at Bear Stearns & Co. for 16 years, most recently as Senior Managing Director covering companies in the gaming, hotel, restaurant and leisure industries.

         Rick A. Walters. Mr. Walters was appointed Executive Vice President and Chief Financial Officer of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc., O’Sullivan Industries - Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. in June 2004. He was named Interim Chief Executive Officer on October 31, 2005. Prior to his appointment at O’Sullivan, he served as Group Vice President and Chief Financial Officer of the Sharpie/Calphalon Group at Newell Rubbermaid from 2001 to 2004. From 1998 through 2001, he was Vice President and Controller of Newell Rubbermaid’s Sanford Corporation.

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         Pursuant to Section 6.4 of our plan of reorganization, the Board of Directors of O’Sullivan Industries Holdings, Inc. has approved and adopted an amended and restated certificate of incorporation and amended and restated by-laws. The material changes contained in the amended and restated certificate of incorporation relate to

›	The amended and restated certificate of incorporation authorizes one class of 40 million shares of common stock, par value $0.01 per share.

›	The amended and restated certificate of incorporation prohibits the issuance of non-voting stock.

›	The amended and restated certificate of incorporation revises the indemnification provisions to conform to the plan of reorganization and makes other changes to reflect the fact that the corporation will not be publicly held.

The material changes to the amended and restated by-laws relate to

°	The amended and restated by-laws eliminate the classification of the Board of Directors and requirements for stockholder proposals.

°	The amended and restated by-laws revise the indemnification provisions.

         The changes to the O’Sullivan Industries, Inc. certificate of incorporation prohibit the issuance of non-voting stock and revise the indemnification provisions. The changes to the O’Sullivan Industries, Inc. by-laws include revisions to the indemnification provisions.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: April 17, 2006	/s/ Rick A. Walters
Rick A. Walters Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of O’Sullivan Industries Holdings, Inc.

3.2	Amended and Restated By-laws of O’Sullivan Industries Holdings, Inc.